Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		DAVID M. PETERSON
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		TY GLOVER
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	December 31, 2014	December 31, 2013

Rentals, royalties and other income	$11,590,486	$11,623,283

Land sales	1,704,582	880,400

Total income	$13,295,068	$12,503,683

Provision for income tax	$3,965,655	$3,626,169

Net income	$8,234,892	$7,519,106

Net income per sub-share	$.99	$.88

Average sub-shares outstanding during period	8,353,393	8,518,660

	Year Ended

	December 31, 2014	December 31, 2013

Rentals, royalties and other income	$51,518,441	$37,707,491

Land sales	3,698,312	6,413,588

Total income	$55,216,753	$44,121,079

Provision for income tax	$16,666,534	$12,924,070

Net income	$34,765,020	$27,218,508

Net income per sub-share	$4.14	$3.16

Average sub-shares outstanding during period	8,397,314	8,601,171

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.